UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 18, 2005

PROLONG INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-14123	74-2234246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Thomas, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 587-2700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Robert Lautz and Cary S. Fitchey resigned as members of the Board of Directors of Prolong International Corporation (the “Company”) effective March 18, 2005. Mr. Fitchey served as a Class I director with a term expiring at the Company’s 2005 Annual Meeting of Stockholders and Mr. Lautz served as a Class II director with a term expiring at the Company’s 2006 Annual Meeting of Stockholders. Messrs. Lautz and Fitchey also served as members of the Company’s Nominating Committee.

In their resignation letter, a copy of which is attached hereto as Exhibit 17.1, Messrs. Lautz and Fitchey stated that they have become concerned with the Company’s financial condition and results of operations and management’s actions and ability to address these concerns. Messrs. Lautz and Fitchey served on the Board of Directors as designees of St. Cloud Capital Partners, L.P. pursuant to an Investor Rights Agreement, dated November 24, 2003. The Company anticipates appointing at least one additional director to fill the vacancies created by the resignations.

Item 9.01 – Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
17.1	Letter of Resignation, dated March 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLONG INTERNATIONAL CORPORATION

March 23, 2005	/s/ Elton Alderman
Elton Alderman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
17.1	Letter of Resignation, dated March 18, 2005.